UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2026

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Congress Avenue, Suite 500

Austin, Texas 78701

(Address of Principal Executive Office) (Zip Code)

(512) 256-9040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FWDI	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2026, Forward Industries, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed to issue and sell in a registered direct offering (the “Offering”) under the Securities Act of 1933 (the “Securities Act”), an aggregate of 3,125,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”). Each Share was offered and sold at an offering price of $8.00 prior to deducting placement agent fees and other offering expenses.

The Offering closed on September 24, 2026. The Company received gross proceeds from the Offering of approximately $25,000,000, before deducting placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for the purchase of Solana, working capital and general corporate purposes.

In connection with the Offering, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the Company’s exclusive placement agent in connection with the Offering. As compensation for the services provided by the Placement Agent in connection with the Offering, the Company agreed to pay the Placement Agent a cash fee of 5% of the gross proceeds which will be received by the Company from the sale of the Shares at the closing of the Offering. The Company also agreed to reimburse the Placement Agent for certain accountable expenses related to its legal fees incurred in connection with its services as placement agent in an amount not to exceed $50,000 in the aggregate.

The Shares were offered by the Company pursuant to the Company’s effective shelf registration statement on Form S-3ASR (File No. 333-290312) filed with the Securities and Exchange Commission (the “SEC”) and the related prospectus supplement and accompanying prospectus supplement.

Pursuant to the Purchase Agreement, the Company agreed that: (a) for a period of 15 days after the closing date of the Offering, the Company will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or (ii) file any registration statement or any amendment or supplement thereto, in each case subject to certain limited exceptions; and (b) from the date of the Purchase Agreement and until 15 days following the closing date of the Offering, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain Exempt Issuances (as defined in the Purchase Agreement).

The legal opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A. relating to the legality of the issuance and sale of the Shares in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing descriptions of the Purchase Agreement and Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Form of Securities Purchase Agreement and Placement Agency Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, hereto and incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On September 24, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 8.01. Other Events.

The Description of Securities Registered Pursuant to Section 12 of the Exchange Act (the “Description of Securities”) attached as Exhibit 4.1 to this Current Report on Form 8-K is filed for the purpose of updating the Description of Securities contained in Exhibit 4.1 to our Form 10-K filed with the SEC on December 27, 2019.

The Description of Securities modifies and supersedes any prior Description of Securities of the Company in any registration statement or report filed with the SEC and will be available for incorporation by reference into certain of the Company’s filings with the SEC pursuant to the Securities Act, the Exchange Act, and the rules and forms promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement, dated as of September 22, 2026 by and between Forward Industries, Inc. and A.G.P./Alliance Global Partners
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)
99.1	Press Release, dated September 24, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: September 24, 2026	By:	/s/ Michael Pruitt
Name: Michael Pruitt
Title: Interim Chief Executive Officer

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